As filed with the Securities and Exchange Commission on November 24, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COCA-COLA BOTTLING CO. CONSOLIDATED
(Exact name of registrant as specified in its charter)

Delaware	56-0950585
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
4100 Coca-Cola Plaza
Charlotte, North Carolina 28211
(704) 557-4400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

James E. Harris
Senior Vice President and Chief Financial Officer
Coca-Cola Bottling Co. Consolidated
4100 Coca-Cola Plaza
Charlotte, North Carolina 28211
(704) 557-4400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Sean M. Jones, Esq.
Michael J. Denny, Esq.
K&L Gates LLP
Hearst Tower, 47th Floor
214 North Tryon Street
Charlotte, North Carolina 28202
(704) 331-7400

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class	Amount	maximum	maximum	Amount of
of securities to	to be	offering	aggregate	registration
be registered	registered (1)	price per unit (1)	offering price (1)	fee
Debt Securities (2)
Preferred Stock (3)
Common Stock (4)
Class C Common Stock (5)
Total			$300,000,000		(6)

(1)	There is being registered hereunder an indeterminate amount of securities as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $300,000,000, or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater principal amount as shall result in an aggregate initial offering price of $300,000,000. The securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the securities being registered hereunder represent all of the unsold securities under the registration statement on Form S-3 filed by the registrant with the Securities and Exchange Commission on January 22, 1999 (File No. 333-71003) (the “Prior Registration Statement”), which unsold securities consist of an indeterminate amount of debt securities, preferred stock, common stock and Class C common stock with an aggregate public offering price not to exceed $300,000,000. Pursuant to Rule 415(a)(5) under the Securities Act of 1933, the registrant may continue to offer and sell the unsold securities under the Prior Registration Statement until the earlier of the effective date of this registration statement and May 30, 2009.

(2)	There is being registered hereunder such indeterminate principal amount of debt securities as may, from time to time, be issued at indeterminate prices. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price for such securities not to exceed $300,000,000 less the dollar amount of any other securities issued hereunder.

(3)	There is being registered hereunder such indeterminate number of shares of convertible preferred stock, par value $100 per share, non-convertible preferred stock, par value $100 per share, and preferred stock, par value $0.01 per share, as may, from time to time, be issued at indeterminate prices.

(4)	There is being registered hereunder such indeterminate number of shares of common stock, par value $1.00 per share, as may, from time to time, be issued at indeterminate prices, including common stock issuable upon conversion of debt securities or preferred stock.

(5)	There is being registered hereunder such indeterminate number of shares of Class C common stock, par value $1.00 per share, as may, from time to time, be issued at indeterminate prices, including Class C common stock issuable upon conversion of debt securities or preferred stock.

(6)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the securities being registered hereunder represent all of the unsold securities under the Prior Registration Statement. In connection with the Prior Registration Statement, the registrant paid a filing fee of $83,400 with respect to such unsold securities. The filing fee paid in connection with the Prior Registration Statement shall continue to apply to the unsold securities and no additional filing fee in respect of such unsold securities is due hereunder.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 24, 2008
PROSPECTUS
Coca-Cola Bottling Co. Consolidated
$300,000,000
Debt Securities
Preferred Stock
Common Stock
and
Class C Common Stock

     We may use this prospectus to offer and sell, together or separately, one or more of the following types of securities:
•	debt securities (in one or more series);

•	preferred stock (in one or more classes or series);

•	common stock, $1.00 par value per share; and

•	Class C common stock, $1.00 par value per share.
     These securities will have a total public offering price not to exceed $300,000,000, and will be offered and sold at prices and on terms to be determined at the time of sale. The specific terms of the securities for which this prospectus is being delivered will be set forth in an accompanying prospectus supplement. You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference carefully before you purchase any of the securities offered hereby.
     Our common stock is listed on the NASDAQ Global Select Market under the symbol “COKE.” We will provide information in the applicable prospectus supplement regarding the listing of securities on any securities exchange.
     As described in more detail in the applicable prospectus supplement, the securities may be offered through an underwriter or underwriting syndicates represented by one or more managing underwriters, or through dealers. The securities may also be sold directly or through agents to investors. See “Plan of Distribution” on page 18.
     You should consider the risks that we have described in this prospectus and in the accompanying prospectus supplement before you invest. See “Risk Factors” on page 1 before you make your investment.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November      , 2008.

ii

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.
     This prospectus provides you with only a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference.”
     You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.
     You should not assume that the information in this prospectus or in any accompanying prospectus supplement is accurate as of any date other than the dates printed on the front of each such document.
     The terms “Company,” “we,” “us,” and “our” refer to Coca-Cola Bottling Co. Consolidated and it subsidiaries.
RISK FACTORS
     Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
     This prospectus, including the information incorporated by reference herein, information included in, or incorporated by reference from, future filings by us with the SEC, as well as information contained in written material, press releases and oral statements issued by us or on our behalf, contains, or may contain, certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such “forward-looking statements” include information relating to, among other matters, our future prospects, developments and business strategies for our operations. These forward-looking statements are identified by the use of terms and phrases such as “expect,” “estimate,” “project,” “believe,” “intend,” “anticipate,” and similar terms and phrases. Such forward-looking statements are contained in various sections of this prospectus and in the documents incorporated herein by reference. These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances, and involve risks and uncertainties that may cause actual future activities and results of operations to be materially different from those suggested or described in this prospectus or in such other documents. These risks include, but are not limited to the risks described in the “Risk Factors” section above and other risks described from time to time in our filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms located at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings also are available to the public from the SEC’s website at http://www.sec.gov.
INCORPORATION OF INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:
(1)	our Annual Report on Form 10-K for the fiscal year ended December 30, 2007;

(2)	our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2008, June 29, 2008 and September 28, 2008;

(3)	our Current Reports on Form 8-K filed on March 3, 2008, May 5, 2008, July 17, 2008, July 18, 2008 and August 29, 2008; and

(4)	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January 29, 1973, as updated from time to time by our subsequent filings with the SEC.
     You may request a copy of these filings, at no cost, excluding any exhibits to these filings unless the exhibit is specifically incorporated by reference into these filings, by writing or telephoning our Chief Financial Officer at the following address:
James E. Harris
Senior Vice President and Chief Financial Officer
Coca-Cola Bottling Co. Consolidated
4100 Coca-Cola Plaza
Charlotte, North Carolina 28211
Telephone: (704) 557-4400

COCA-COLA BOTTLING CO. CONSOLIDATED
     Coca-Cola Bottling Co. Consolidated produces, markets and distributes non-alcoholic beverages, primarily products of The Coca-Cola Company, which include some of the most recognized and popular beverage brands in the world. We were incorporated in 1980 and, together with our predecessors, have been in the nonalcoholic beverage manufacturing and distribution business since 1902.
     Our principal executive offices are located at 4100 Coca-Cola Plaza, Charlotte, North Carolina, 28211, and our telephone number is (704) 557-4400.
USE OF PROCEEDS
     Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, the financing of future acquisitions or capital expenditures, and working capital. The net proceeds also may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our consolidated ratio of earnings to fixed charges for each period indicated.

		Fiscal Year Ended December (1)
	Nine Months Ended
	September 28, 2008	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges (1)	1.52x	1.65x	1.65x	1.84x	1.88x	1.92x
(1)	Our fiscal year ends on the Sunday nearest December 31. All years presented are 52-week years except for 2004, which was a 53-week year.

SUMMARY OF THE SECURITIES OFFERED BY THIS PROSPECTUS
     We may offer and sell, at any time from time to time:
•	debt securities;

•	preferred stock;

•	common stock; or

•	Class C common stock.
     This prospectus contains summary descriptions of the securities listed above. These summary descriptions are not meant to be complete descriptions of each security. The terms of any securities we offer will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC that will describe the terms of the offering and sale of the offered securities.
DESCRIPTION OF DEBT SECURITIES
     The debt securities which we may offer under this prospectus will be issued under an indenture dated as of July 20, 1994 between us and NationsBank of Georgia, National Association, as trustee, as supplemented and restated by a supplemental indenture dated March 3, 1995 between us and NationsBank of Georgia, National Association. All references in this prospectus and in the accompanying prospectus supplement to the “indenture” are to the indenture as so supplemented. By mutual agreement among the parties involved, as of September 15, 1995, Citibank, N.A. succeeded to all of the rights, powers, duties and obligations of NationsBank of Georgia, N.A. as trustee under the indenture. On January 15, 2007, The Bank of New York Mellon Trust Company, N.A. succeeded to all of the rights, powers, duties and obligations of Citibank, N.A. as trustee under the indenture. All references in this prospectus and in the accompanying prospectus supplement to the “trustee” refer to The Bank of New York Mellon Trust Company, N.A. and to any other entity that subsequently may replace The Bank of New York Mellon Trust Company, N.A. as trustee under the indenture.
     The following summaries of certain provisions of the indenture are not complete. These summaries are qualified in their entirety by reference to all of provisions of the indenture including the definitions of terms in the indenture. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities.
     The debt securities may be issued from time to time in one or more series. The prospectus supplement relating to each such series will describe the particular terms of that series of debt securities. When used in this section, the terms “Company,” “we,” “our” and “us” refer solely to Coca-Cola Bottling Co. Consolidated and not to its consolidated subsidiaries.
General
     The indenture does not limit the aggregate amount of debt securities that we may issue. We may issue debt securities (in one or more series) up to the principal amount authorized by us from time to time for each such series. The debt securities will be unsecured obligations of us and will rank equally and ratably with our other unsecured and unsubordinated indebtedness.
     Additional terms to be described in an accompanying prospectus supplement for any series of debt securities with respect to which this prospectus is being delivered are:
•	the title and aggregate principal amount of the offered debt securities;

•	whether the offered debt securities will be issued in whole or in part in global form and, if so, the name of the depositary;

•	the issue price or prices for the offered debt securities (expressed as a percentage of their aggregate principal amount);

•	the date or dates on which the principal of the offered debt securities is payable;

•	the applicable interest rate or rates (if any), and the date or dates from which any such interest will accrue;

•	the interest payment dates on which any such interest will be payable and the regular record date with respect thereto;

•	any obligation of us to redeem or repay the offered debt securities pursuant to sinking fund or similar provisions, or at the option of a holder of such securities, and the prices and other terms and conditions applicable to any such redemption or repurchase;

•	each office or agency for the payment of principal and any premium and interest on the offered debt securities (subject to the terms of the indenture as described below under “—Payment and Paying Agents”);

•	each office or agency where the offered debt securities may be presented for registration of transfer or exchange (subject to the terms of the indenture as described below under “—Denominations; Registration of Transfers and Exchange”);

•	the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option, or repaid at the option of the holder, prior to stated maturity (including, in the case of an original issue discount security, the information necessary to determine the amount due upon redemption or repayment);

•	whether the offered debt securities will be issuable in any denominations other than $1,000 and any integral multiple thereof;

•	the portion of the principal amount of offered debt securities that shall be payable upon declaration of acceleration of maturity (if other than the principal amount thereof);

•	the application, if any, of either or both of the sections of the indenture relating to defeasance to the offered debt securities; and

•	any other terms of the offered debt securities not inconsistent with the provisions of the indenture.
     Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at a below-market rate and will be sold at a substantial discount below their stated principal amount. Special federal income tax considerations applicable to any debt securities issued at an original issue discount, including original issue discount securities, will be described in the accompanying prospectus supplement relating thereto. Persons considering the purchase, ownership or disposition of any original issue discount securities should consult their own tax advisors concerning the United States Federal income tax consequences to them with regard to such purchase, ownership or disposition in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

Denominations; Registration of Transfers and Exchange
     Debt securities of a given series will be issued only in fully registered form without coupons in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the related prospectus supplement.
     Debt securities may be presented for registration of transfer or for exchange (duly endorsed or accompanied by a written instrument of transfer duly executed), at the office of the security registrar or at the office of any transfer agent designated by us for any series of debt securities and referred to in the applicable prospectus supplement. Such transfer or exchange will be made without service charge and upon payment of any taxes and other governmental charges as described in the indenture. The trustee is the initial security registrar.
     If a prospectus supplement states that we have designated any transfer agents (in addition to the security registrar) with respect to any series of debt securities, we may at any time rescind the designation of such transfer agent(s) or approve a change in the location through which such transfer agent(s) act. We, however, will be required to maintain a transfer agent in each place where principal and any premium and interest in respect of any such series are payable. We may at any time designate additional transfer agents with respect to any series of debt securities.
     If we redeem debt securities of any series, we will not be required to (A) issue, register the transfer of or exchange debt securities of such series during a period beginning at the opening of business 15 days before the mailing of the applicable notice of redemption and ending at the close of business on the day of such mailing, or (B) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.
Payment and Paying Agents
     Payment of principal of and any premium and interest on debt securities will be made at the office of a paying agent or paying agents designated by us from time to time. We also may elect to pay interest by check mailed to the address of the person entitled thereto as such address appears in the security register. We will pay any interest due on debt securities on any interest payment date to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.
     The principal office of the paying agent will be designated as our paying agent for payments with respect to debt securities. Any other paying agents initially designated by us for the debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where principal and any premium or interest in respect of such series of debt securities are payable.
     All moneys paid by us to the trustee or a paying agent for the payment of principal of and any premium or interest on any debt security which remain unclaimed for two years after such amounts have become due and payable may be paid to us. Thereafter, the holder of such debt security, as a general unsecured creditor, may look only to us for payment of such amounts.
Global Securities
     The debt securities of any series may be issued in the form of one or more fully registered securities in global form, a “global security.” Any such global security will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Such global securities will be issued in a denomination or aggregate denominations in an amount equal to the aggregate principal amount of all outstanding debt securities of the series represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to (A) a nominee of such depositary (or between such nominees) or (B) to a successor of such depositary or a nominee of such successor depositary.

     The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
     Upon the issuance of a global security, and the deposit of such global security with or on behalf of the applicable depositary, such depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of institutions that have accounts with such depositary or its nominee (“participants”). Such accounts will be designated (A) by the underwriters or agents for such debt securities or (B) by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants. The beneficial interests of participants in such global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary or its nominee for such global security. The ownership of beneficial interests in such global security by persons that hold through participants will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participant. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. The limitations imposed by these laws may impair the ability of owners to transfer beneficial interests in a global security.
     So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. The indenture provides that the depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the indenture. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in such global security desires to give any notice or take any action that a holder is entitled to give or take under the indenture, the depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners who own through them.
     Principal, premium, if any, and interest payments on individual debt securities represented by a global security held by a depositary or its nominee will be made by us to the depositary or its nominee, as the case may be, as the registered owner of such global security. None of we, the trustee or any paying agent for such debt securities will have any responsibility or liability for any aspect of the records of the depositary or any nominee or participant relating to, or payments made on account of, beneficial ownership interests in any such global security or securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     We understand that, under existing industry practices, the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
     If the depositary for a series of debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in definitive form in exchange for the global security or securities representing such series of debt securities. In addition, we may at any time and in our sole discretion (subject to any limitations described in the prospectus supplement relating to such debt securities) determine not to have the debt securities of a series represented by one or more global securities. In such event, we will issue individual debt securities of such series in definitive form in exchange for the global security or securities representing such series of debt securities.
     Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us and to the depositary for such global security, receive debt securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global security will be entitled to have debt securities of the series represented by such global security equal in principal amount to such beneficial interest registered in such owner’s name and will be entitled to physical delivery of such debt securities in definitive form. Any debt securities so issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only without coupons.
Certain Covenants with Respect to Debt Securities
     Certain Definitions Applicable to Covenants:
•	“Attributable Debt” is defined to mean the total net amount of rent required to be paid during the remaining term of certain leases, discounted at the rate per annum equal to the weighted average interest rate borne by the debt securities.

•	“Consolidated Net Tangible Assets” is defined to mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities, and (2) our goodwill and like intangibles and the goodwill and like intangibles of our consolidated subsidiaries.

•	“Principal Property” is defined to mean any bottling, distribution or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned or leased by us or any Subsidiary, the gross book value of which (without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 3% of Consolidated Net Tangible Assets (other than any such facility which, in the opinion of our board of directors, is not materially important to the total business conducted by us and our Subsidiaries as an entirety).

•	“Restricted Subsidiary” is defined as a Subsidiary of us which (1) owned a Principal Property as of the date of the indenture, or (2) acquires a Principal Property after such date from us or a Restricted Subsidiary other than for cash equal to such property’s fair market value as determined by our board of directors, or (3) acquires a Principal Property after such date by purchase with funds substantially all of which are provided by us or a Restricted Subsidiary or with the proceeds of indebtedness for money borrowed, which indebtedness is guaranteed in whole or in part by us or a Restricted Subsidiary, or (4) is a party to any contract with respect to the bottling, canning, packaging or distribution of soft drinks or soft drink products (unless such contract, in the opinion of our board of directors, is not materially important to the total business conducted by us and our Subsidiaries as an entirety).

•	“Subsidiary” of us is defined as a corporation more than 50% of the voting stock of which is owned, directly or indirectly, by us and/or one or more of our Subsidiaries.
     Restrictions on Debt
     We:
•	will not, and will not permit any Restricted Subsidiary to, incur or guarantee any evidence of any indebtedness for money borrowed (“Debt”) secured by a mortgage, pledge or lien (“Mortgage”) on any of our Principal Property or that of any Restricted Subsidiary, or on any share of capital stock or Debt of any Restricted Subsidiary, without securing or causing such Restricted Subsidiary to secure the debt securities equally and ratably with (or, at our option, prior to) such secured Debt, and

•	will not permit any Restricted Subsidiary to incur or guarantee any unsecured Debt or to issue any preferred stock, in each instance unless the aggregate amount of (A) all such Debt, (B) the aggregate preferential amount to which such preferred stock would be entitled on any involuntary distribution of assets and (C) all our Attributable Debt and that of our Restricted Subsidiaries with respect to sale and leaseback transactions involving Principal Properties (with the exception of transactions which are excluded as described in “—Restrictions on Sales and Leasebacks” below), would not exceed 10% of Consolidated Net Tangible Assets.
     The above restrictions do not apply to any of the following, which will be excluded from Debt in any computation under such restrictions:
•	Debt secured by Mortgages on property of, or on any shares of capital stock or Debt of, any corporation, and unsecured Debt of any corporation, existing at the time such corporation becomes a Restricted Subsidiary;

•	Debt secured by Mortgages in favor of us or a Restricted Subsidiary and unsecured Debt payable to us or a Restricted Subsidiary;

•	Debt secured by Mortgages in favor of governmental bodies to secure progress or advance payments;

•	Debt secured by Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or incurred within certain time limits to finance the acquisition thereof or construction thereon;

•	unsecured Debt incurred within certain time limits to finance the acquisition of property, shares of capital stock or Debt (other than shares of our capital stock or Debt) or to finance construction on such property;

•	Debt secured by Mortgages securing industrial revenue bonds; or

•	any extension, renewal or replacement of any Debt referred to in any of the foregoing exceptions.
     In addition, the above restrictions do not apply to any issuance of preferred stock by a Restricted Subsidiary to us or another Restricted Subsidiary, provided that such preferred stock shall not thereafter be transferable to any person other than us or a Restricted Subsidiary.
     Restrictions on Sales and Leasebacks
     Neither we nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless, after giving effect to such transaction, the aggregate amount of all our Attributable Debt and that of our Restricted Subsidiaries with respect to all such transactions plus all Debt to which the covenant described in “—Restrictions on Debt” is applicable would not exceed 10% of Consolidated Net Tangible Assets.
     This restriction does not apply to any of the following (which shall be excluded in any computation of Attributable Debt under such restriction) Attributable Debt with respect to any sale and leaseback transaction if:
•	the lease is for a period not in excess of three years, including renewal rights;

•	the sale or transfer of the Principal Property is made prior to, at the time of or within a specified period after the later of its acquisition or construction;

•	the lease secures or relates to industrial revenue or pollution control bonds;

•	the transaction is between us and a Restricted Subsidiary or between Restricted Subsidiaries; or

•	we or a Restricted Subsidiary, within 180 days after the sale or transfer is completed, applies to the retirement of our Funded Debt or that of a Restricted Subsidiary ranking on a parity with or senior to the debt securities, or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased in such sale and leaseback transaction, an amount not less than the greater of (A) the net proceeds of the sale of the Principal Property so leased, or (B) the fair market value of the Principal Property leased. In lieu of applying the proceeds of such sale to the retirement of Funded Debt, we may receive credit for (1) the principal amount of any debt securities (or other notes or debentures constituting our Funded Debt or that of a Restricted Subsidiary) delivered within such 180-day period to the applicable trustee for retirement and cancellation, and (2) the principal amount of any other Funded Debt voluntarily retired within such 180-day period.
Consolidation, Merger and Sale of Assets
     The indenture provides that we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person unless:
•	that person (including the successor corporation) is a corporation organized under the laws of the United States of America or any State or the District of Columbia;

•	that person (including the successor corporation) assumes by supplemental indenture all of our obligations on debt securities outstanding at that time; and

•	after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default shall have occurred and be continuing.
     The indenture further provides that no such consolidation or merger of us with or into any other corporation and no conveyance or transfer of all or substantially all of our property to any person may be made if, as a result, any of our Principal Property or that of any Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the provisions described under “—Certain Covenants with Respect to Debt Securities—Restrictions on Debt” unless the debt securities are secured equally and ratably with (or, at our option, prior to) the Debt secured by such Mortgage by a lien upon such Principal Property.
Events of Default and Remedies
     The indenture defines an “Event of Default” whenever used therein with respect to debt securities of any series as one or more of the following events:
•	default in the payment of interest, if any, on debt securities of such series for 30 days after becoming due;

•	default in the payment of principal of debt securities of such series when due;

•	default in the deposit of any sinking fund when and as due by the terms of offered debt securities;

•	default in the performance of any other covenant for 60 days after notice;

•	certain events of bankruptcy, insolvency or reorganization;

•	a default under, or the acceleration of the maturity date of, any bond, debenture, note or other evidence of our indebtedness of us or any Restricted Subsidiary (other than the debt securities of such series) or a default under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of any applicable grace period specified in such evidence of indebtedness, indenture or other instrument, if the aggregate amount of indebtedness with respect to which such default or acceleration has occurred exceeds $1.0 million; and

•	any other Event of Default provided with respect to debt securities of such series.
     If any Event of Default described above shall occur and be continuing, then either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the offered debt securities to be due and payable immediately.
     The indenture provides that the trustee, within 90 days after the occurrence of a default with respect to any series of debt securities, shall notify the holders of debt securities of that series of all uncured defaults known to it (the term default to mean any event specified above which is, or after notice or lapse of time or both would become, an Event of Default with respect to the offered debt securities). Except, however, in the case of default in the payment of the principal of (or premium, if any) or interest on any debt securities or in the payment of any sinking fund installment with respect to the offered debt securities, the trustee is permitted to withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities.
     We are required annually to furnish the trustee with a certificate by certain of our officers stating whether or not, to the best of their knowledge, we are in default in the fulfillment of our covenants under the indenture. If there has been a default in the fulfillment of any such covenant, the certificate must specify the nature and status of each such default.
     The holders of a majority in principal amount of the outstanding offered debt securities (voting as one class) will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the offered debt securities, and to waive certain defaults.
     The indenture provides that, if an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders first offer to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Discharge, Defeasance and Covenant Defeasance
     The accompanying prospectus supplement will state whether any defeasance provision will apply to any offered debt securities which are the subject thereof.
     The indenture provides, if such provision is made applicable to the debt securities of any series, that we may elect either:
•	to defease and be discharged from any and all obligations with respect to such debt securities (except for the obligation to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance”) or

•	to be released from our obligations under the debt securities with respect to certain cross-default provisions described in the fifth bullet point under “—Events of Default and Remedies” and the restrictions described under “—Certain Covenants with Respect to Debt Securities” (“covenant defeasance”), upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest, if any, on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates for such payments. In the case of defeasance, the holders of such debt securities will be entitled to receive payments in respect of such debt securities solely from such trust. Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. The accompanying prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance with respect to the debt securities of a particular series.
Modification
     Modification and amendments of the indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of any debt security affected thereby:
•	change the stated maturity of the principal of, or any installment of principal of or interest on, such debt security;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on such debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal (or premium, if any) or interest, if any, on such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to such debt security;

•	reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.
The Trustee
     The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture. The Bank of New York Mellon Corporation has, and certain of its affiliates may from time to time have, banking and other relationships with us and certain of our affiliates.
     The trustee may from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act,” upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition the court to remove the trustee and to appoint a successor trustee.

Governing Law
     The debt securities issued under the indenture and the indenture for all purposes shall be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF PREFERRED STOCK
     Under our restated certificate of incorporation, our board of directors (without any further vote or action by our stockholders) may authorize the issuance, in one or more series, of up to:
•	50,000 shares of convertible preferred stock having a par value of $100.00 per share;

•	50,000 shares of non-convertible preferred stock having a par value of $100.00 per share; and

•	20,000,000 shares of preferred stock having a par value of $0.01 per share (collectively, the “preferred stock”).
     The Board of Directors is authorized to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each series of preferred stock by resolution authorizing the issuance of such series. As of the date of this prospectus, there were no shares of preferred stock issued and outstanding.
     The description below sets forth certain general terms and provisions of each of the three classes of our preferred stock to which a prospectus supplement may relate. The specific terms of any series of preferred stock in respect of which this prospectus is being delivered will be described in the accompanying prospectus supplement relating to such offered preferred stock. The following summaries of certain provisions governing our preferred stock are not complete. These summaries are subject to, and are qualified in their entirety by reference to, our restated certificate of incorporation and the certificate of designations relating to each particular series of offered preferred stock, which will be filed with the SEC (and incorporated by reference in the registration statement) in connection with such offered preferred stock.
General
     The offered preferred stock, when issued in accordance with the terms of our restated certificate of incorporation and of the applicable certificate of designations and as described in the applicable prospectus supplement, will be fully paid and non-assessable.
     To the extent not fixed in our restated certificate of incorporation, the relative rights, preferences, powers, qualifications, limitations or restrictions of the offered preferred stock of any series will be as fixed by our board of directors pursuant to a certificate of designations relating to such series. The prospectus supplement relating to the offered preferred stock of each such series shall specify the terms thereof, including:
•	The class, series title or designation and stated value (if any) for such offered preferred stock;

•	The maximum number of shares of offered preferred stock in such series, the liquidation preference per share and the offering price per share for such series;

•	The dividend preferences and the dividend rates, periods and/or payment dates or methods of calculation thereof applicable to such offered preferred stock;

•	The date from which dividends on such offered preferred stock will accumulate, if applicable, and whether dividends will be cumulative;

•	The provisions for a retirement or sinking fund, if any, with respect to such offered preferred stock;

•	The provisions for redemption, if applicable, of such offered preferred stock;

•	The voting rights, if any, of shares of such offered preferred stock;

•	Any listing of such offered preferred stock for trading on any securities exchange or any authorization of such offered preferred stock for quotation in an interdealer quotation system of a registered national securities association;

•	The terms and conditions, if applicable, upon which such offered preferred stock will be convertible into, or exchangeable for, any other of our securities, including the title of any such securities and the conversion or exchange price therefor;

•	A discussion of federal income tax considerations applicable to such offered preferred stock; and

•	Any other specific terms, preferences, rights, limitations or restrictions of such offered preferred stock.
     Subject to the terms of our restated certificate of incorporation and to any limitations contained in the certificate of designations pertaining to any then-outstanding series of preferred stock, we may issue additional series of preferred stock at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our board of directors shall determine, all without further action of the stockholders, including the holders of any then-outstanding series of any class of our preferred stock.
Dividends
     Holders of any series of offered preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of our funds legally available therefor, at such rate and on such dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock books on the record date fixed by our board of directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.
Liquidation Rights
     Our restated certificate of incorporation provides that, in the event of our liquidation or dissolution, or a winding up of our affairs, whether voluntary or involuntary, or in the event of our merger or consolidation, no distributions will be made to holders of any class of our common stock until after payment or provision for payment of our debts or liabilities and any amounts to which holders of shares of any class of our preferred stock shall be entitled. The applicable prospectus supplement will specify the amount and type of distributions to which the holders of any series of offered preferred stock would be entitled upon the occurrence of any such event.
Redemption
     If so stated in the applicable prospectus supplement, the offered preferred stock will be redeemable in whole or in part at our option, at the times, at the redemption prices and in accordance with any additional terms and conditions set forth in the prospectus supplement.
Voting Rights
     Except as expressly required by applicable law, the holders of any series of offered preferred stock will not be entitled to vote on any matter submitted for approval by our shareholders.
Conversion
     If shares of the offered preferred stock are convertible into any other class of our securities, the accompanying prospectus supplement will set forth the applicable terms and conditions relating to such conversion.

Such terms will include the designation of the security into which the shares are convertible, the conversion price, the conversion period, whether conversion will be at the option of the holder or at our option, any events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the offered preferred stock. If the offered preferred stock is convertible into common stock or into any other or our securities for which there exists an established public trading market at the time of such conversion, such terms may include provisions for calculating the amount of such security to be received by the holders of the offered preferred stock according to the market price of such security as of a time stated in the accompanying prospectus supplement.
DESCRIPTION OF COMMON STOCK
AND CLASS C COMMON STOCK
General
     We may issue shares of our common stock or Class C common stock, either separately or together with or upon the conversion of or in exchange for other securities. If this prospectus is being delivered in connection with such an issuance, all of the details thereof will be set forth in the accompanying prospectus supplement. The following summaries are not complete and are subject to, and are qualified in their entirety by reference to, the following documents: (A) our restated certificate of incorporation; (B) our bylaws, as amended to date; and (C) the certificate of designations filed by us with respect to shares of any series of preferred stock which may be issued subsequent to the date of this prospectus (and as described in any applicable prospectus supplement). Copies of each of our restated certificate of incorporation and our bylaws, as amended, are filed as exhibits to our Annual Report on Form 10-K.
     In addition to the three classes of preferred stock described above, our authorized capital stock consists of:
•	30,000,000 shares of common stock, par value of $1.00 per share;

•	10,000,000 shares of Class B common stock, par value of $1.00 per share; and

•	20,000,000 shares of Class C common stock, par value of $1.00 per share.
     As of November 19, 2008 we had issued and outstanding: (i) 6,643,677 shares of common stock and (ii) 2,499,652 shares of Class B common stock. There are no outstanding shares of Class C common stock.
     The outstanding shares of common stock and Class B common stock are, and any shares of common stock or Class C common stock offered hereby will be, upon issuance and payment therefor in accordance with our restated certificate of incorporation and as described in the applicable prospectus supplement, fully paid and non-assessable.
Voting Rights
     Except to the extent otherwise provided by law, holders of common stock, Class B common stock and Class C common stock vote together as a single voting group on any matters brought before our shareholders. Holders of common stock are entitled to one (1) vote per share on all such matters, while holders of Class B common stock are entitled to twenty (20) votes per share on all such matters and holders of Class C common stock are entitled to one-twentieth (1/20) vote per share on all such matters. Neither common stock, Class B common stock nor Class C common stock possess any cumulative voting rights under our restated certificate of incorporation.
     Under our restated certificate of incorporation, we may not change the relative rights, preferences, privileges, restrictions, dividend rights, voting powers or other powers of the common stock, Class B common stock or Class C common stock without approval by the holders of each class of stock adversely affected thereby (voting as a separate class). Such approval requires the affirmative vote of not less than two-thirds (2/3) of all the votes entitled to be cast by the holders of each such class of stock. In the case, however, of a proposed increase in the authorized number of shares of common stock, Class B common stock or Class C common stock, our restated

certificate of incorporation requires approval by a majority of all the votes entitled to be voted by holders of common stock, Class B common stock and Class C common stock, voting together as a single class.
Dividends
     General.
     Subject to any prior rights of holders of any then-outstanding shares of preferred stock, and to the provisions regarding relative dividend rights discussed below, holders of all three classes of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. See also “Description of Preferred Stock—Dividends”.
     Relative Dividend Rights.
     Holders of Class B common stock are entitled to receive such dividends, including stock dividends (if any), in such amounts and at such rates per share as may be declared by our board of directors out of funds legally available therefor; provided, however, that any such dividends may not exceed any such dividends declared and paid to holders of common stock. Holders of common stock are entitled to receive such dividends, including stock dividends (if any), in such amounts and at such rates as may be declared by our board of directors out of funds legally available therefor. Dividends declared and paid to holders of common stock may exceed any dividends declared and paid to holders of Class B common stock. A dividend of shares may be declared and paid in common stock to holders of common stock and in Class B common stock to holders of Class B common stock, if the number of shares paid per share to holders of common stock and Class B common stock are the same.
     Any dividends declared and paid on common stock and Class C common stock must be equal in amount or value and may exceed, but not be less than, any such dividends declared and paid to holders of Class B common stock. Dividends of shares of common stock may be paid to holders of common stock and Class C common stock only, or to holders of all classes of our common stock if the number of shares paid per share to such holders is the same. Similarly, dividends of shares of Class B common stock may be paid to holders of common stock and Class C common stock only, or to holders of all classes of our common stock if the number of shares paid per share to such holders is the same. Dividends of shares of Class C common stock may be paid to holders of common stock and Class C common stock only, or to holders of all classes of our common stock if the number of shares paid per share to such holders is the same. Additionally, a dividend of common stock may be paid to holders of common stock simultaneously with a dividend of Class B common stock to holders of Class B common stock and a dividend of Class C common stock to holders of Class C common stock, provided that the number of shares paid per share to holders of each such class is the same.
     If only shares of Class B common stock and Class C common stock are outstanding, then a dividend of shares of Class C common stock, Class B common stock or common stock may be declared and paid to holders of Class C common stock only or to holders of Class B common stock and Class C common stock if the number of shares paid per share to such holders is the same; provided that a dividend of shares of Class B common stock may be paid to holders of Class B common stock while holders of Class C common stock receive common stock or Class C common stock if the number of shares paid to such holders is the same. Additionally, if only shares of Class B common stock and Class C common stock are outstanding, a dividend of shares of common stock or Class B common stock may be declared and paid to holders of Class B common stock, provided that a dividend of shares of common stock or Class C common stock is declared and paid to holders of class C common stock and the number of shares paid per share to such holders is the same.
     If only shares of common stock and Class C common stock are outstanding, then a dividend of shares of common stock, Class B common stock, or Class C common stock may be declared and paid to the holders of both common stock and Class C common stock; provided that the number of shares paid per share to such holders is the same. Additionally, if only shares of common stock and Class C common stock are outstanding, a dividend of common stock may be paid to holders of common stock and a dividend of Class C common stock paid to holders of Class C common stock if the number of shares paid per share to such holders is the same.

Preemptive Rights
     Generally, holders of the common stock, Class B common stock and Class C common stock do not have any preemptive or other rights to subscribe for additional shares of any class of our capital stock. If, in the future, we take any action that gives such rights to holders of any shares of common stock, Class B common stock or Class C common stock, the terms of such rights will be described in an applicable prospectus supplement.
Liquidation Rights
     Our restated certificate of incorporation provides that, in the event of our liquidation or dissolution, or a winding up of our affairs, whether voluntary or involuntary, or in the event of our merger or consolidation, no distributions will be made to holders of any class of our common stock until after payment or provision for payment of our debts or liabilities, plus any amounts payable to holders of shares of any then-outstanding class of preferred stock. After the we make such payments (or provisions therefor), holders of the common stock, Class B common stock and Class C common stock would be entitled to share ratably (i.e., an equal amount of assets for each share of such stock) in the distribution of our remaining assets.
Conversion Rights
     Shares of common stock and Class C common stock do not possess any conversion rights. Shares of Class B common stock are convertible, at the option of the holder and without the payment of any additional consideration to us, into shares of common stock on a one share for one share basis. Shares of Class B common stock are not convertible into shares of Class C common stock.
Transferability and Public Trading Market
     There are no restrictions on the transferability of shares of common stock, Class B common stock or Class C common stock. The common stock currently trades on The NASDAQ Global Select Market under the symbol “COKE”. Neither the Class B common stock nor the Class C common stock is currently listed for trading on any securities exchange or authorized for quotation in an interdealer quotation system of a registered national securities association.
Other Factors
     Provision Regarding Redemption or Call of Class C Common Stock.
     Our restated certificate of incorporation specifically provides that shares of the Class C common stock shall not be made subject to any redemption or call by us.
     Stock Splits and Reverse Stock Splits.
     Our restated certificate of incorporation provides that, except for dividends of our stock, which are governed by the provisions described above, shares of Class B common stock outstanding at any time shall not be split up or subdivided, whether by stock distribution, reclassification, recapitalization or otherwise, so as to increase the number of shares thereof issued and outstanding, unless at the same time the shares of common stock are split up or subdivided in like manner, in order to maintain the same proportionate equity ownership (i.e., the same proportion of shares held by each class) between the holders of common stock and Class B common stock as existed on the record date of any such transaction.
     Except in the case of dividends of our stock, our restated certificate of incorporation also provides that, if shares of common stock and Class B common stock outstanding at any time are split or subdivided, whether by stock distribution, reclassification, recapitalization or otherwise, so as to increase the number of shares thereof issued and outstanding, then the shares of Class C common stock shall be split or subdivided in like manner, in order to maintain the same proportionate equity ownership (i.e., the same proportion of shares held by each class) among the holders of common stock, Class B common stock and Class C common stock as existed on the date prior to such split or subdivision. Similarly, if shares of Class C common stock shall be split or subdivided in any manner, then all other outstanding classes of our common stock shall be proportionately split or subdivided.
     In the case of reverse splits, our restated certificate of incorporation provides that shares of common stock outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding, unless at the same time the shares of Class B common stock are reverse split or combined in like manner in order to maintain the same proportionate ownership between the holders of common stock and Class B common stock as existed on the record date of any such transaction.
     Our restated certificate of incorporation also provides that if shares of common stock and Class B common stock outstanding at any time are reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding, then the shares of all other classes of our common stock also shall be reverse split or combined in like manner in order to maintain the same proportionate ownership (i.e., the same proportion of shares held by each class) between the holders of common stock, Class B common stock and Class C common stock as existed on the date prior to the reverse split or combination. Similarly, if shares of Class C common stock are reverse split or combined in any manner, all other outstanding classes of our common stock shall be proportionately reverse split or combined.
PLAN OF DISTRIBUTION
     We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
     Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

     If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
     We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
     We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
     All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
     Any underwriters that are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

EXPERTS
     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
     Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by K&L Gates LLP, Charlotte, North Carolina. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
     The following table sets forth estimated expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee	$11,790
Rating agency fees	*
Printing, engraving and postage expenses	*
Legal fees	*
Accounting fees	*
Trustee’s fees and expenses	*
Miscellaneous expenses	*

Total	*

*	These fees will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers
     The Company’s bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”).
     Section 145 of the DGCL, permits the Company to indemnify any person liable by reason of the fact that he is a party to, or is threatened to be made or was a party to, a threatened, pending or completed administrative, investigative, civil or criminal action, suit or proceeding (including an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company, trust or “other enterprise” against expenses, judgments, fines and amounts paid in settlement he actually and reasonably incurred in connection with such an action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company (and, in the case of a criminal action or proceeding, had no reason to believe his conduct was unlawful). In the case of an action by or in the right of the Company, indemnification is generally limited to attorneys’ fees and other expenses and is not available with respect to any claim, issue or matter as to which the person was adjudged liable to the Company unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
     Expenses incurred by an officer or director in defending an action, suit or proceeding may be paid by the Company in advance of the final disposition of such an action, suit or proceeding if the officer or director agrees to repay such amount in the event it is determined that he was not entitled to it.
     Section 145 also permits the Company to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent serving as described above whether or not the Company would have the power to indemnify such person under Section 145. The Company currently maintains such policies for its directors and officers.
     The Company’s Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted under Section 102(b)(7) of the DGCL, the personal liability of the Company’s directors. Section 102(b)(7) provides that a director’s personal liability may not be eliminated: (i) for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law (relating to, among other things, willful or negligent payment of prohibited dividends); (ii) for any breach of his duty of loyalty to the Company or its stockholders; (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iv) for any transactions from which the director derived an improper personal benefit.

Item 16.	Exhibits
     See the Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings
     The undersigned registrant hereby undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the information to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes:
     (1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on November 24, 2008.

COCA-COLA BOTTLING CO. CONSOLIDATED
By:	/s/ James E. Harris
James E. Harris
Senior Vice President and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James E. Harris, Clifford M. Deal, III and William J. Billiard severally, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as any of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ J. Frank Harrison, III J. Frank Harrison, III	Chairman of the Board, Chief Executive Officer and Director	November 24, 2008
/s/ H. W. McKay Belk H. W. McKay Belk	Director	November 24, 2008
/s/ Sharon A. Decker Sharon A. Decker	Director	November 24, 2008
/s/ William B. Elmore William B. Elmore	President, Chief Operating Officer and Director	November 24, 2008

Signature	Title	Date
/s/ Henry W. Flint Henry W. Flint	Vice Chairman of the Board and Director	November 24, 2008
/s/ Deborah H. Everhart Deborah H. Everhart	Director	November 24, 2008
/s/ Ned R. McWherter Ned R. McWherter	Director	November 24, 2008
/s/ James H. Morgan James H. Morgan	Director	November 24, 2008
/s/ John W. Murrey, III John W. Murrey, III	Director	November 24, 2008
/s/ Carl Ware Carl Ware	Director	November 24, 2008
/s/ Dennis A. Wicker Dennis A. Wicker	Director	November 24, 2008
/s/ James E. Harris James E. Harris	Senior Vice President and Chief Financial Officer	November 24, 2008
/s/ William J. Billiard William J. Billiard	Vice President, Controller and Chief Accounting Officer	November 24, 2008

EXHIBIT INDEX

Exhibit
Number	Description

1.1*	Form of Underwriting Agreement.

4.1
Supplemental Indenture, dated as of March 3, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to NationsBank of Georgia, National Association and Citibank, N.A.) as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002, File No. 0-9286).

4.2*	Form of Debt Securities.

4.3*	Form of Certificate of Designations, Preferences, Rights and Limitations relating to Preferred Stock.

4.4*	Form of Preferred Stock Certificate.

4.5	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, No. 2-97822 filed on May 31, 1985).

4.6*	Form of Class C Common Stock Certificate.

5	Opinion of K&L Gates LLP (filed herewith).

12	Computation of Ratio of Earnings to Fixed Charges (filed herewith).

23.1	Consent of K&L Gates LLP (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

24	Power of Attorney (included in signature page of this registration statement).

25	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 (filed herewith).

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.